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                                                                    EXHIBIT 99.1

                                                                 [WILLIAMS LOGO]

NEWS RELEASE

NYSE: WMB

                             [WILLIAMS LETTERHEAD]

               WILLIAMS EXECUTIVES SUBMIT CERTIFICATION STATEMENTS

           TULSA, Okla. - Williams (NYSE:WMB) announced today that its Chief Executive Officer Steve Malcolm and Chief Financial Officer Jack McCarthy filed two written statements today certifying the company's 2002 filings with the Securities and Exchange Commission.

           This action complies with a June 27 order from the SEC requiring large publicly held companies to certify their financial reports and to the recently enacted Sarbanes-Oxley Act of 2002.

           Malcolm and McCarthy filed sworn statements with Williams' most recent Form 8-K and a certification letter with the second-quarter 2002 Form 10-Q. These items are available at www.williams.com under the investor relations section.

ABOUT WILLIAMS (NYSE:WMB)

Williams moves, manages and markets a variety of energy products, including natural gas, liquid hydrocarbons, petroleum and electricity. Based in Tulsa, Okla., Williams' operations span the energy value chain from wellhead to burner tip. Company information is available at www.williams.com.

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Portions of this document may constitute "forward-looking statements" as defined by federal law. Although the company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the "safe harbor" protections provided under the Private Securities Reform Act of 1995. Additional information about issues that could lead to material changes in performance is contained in the company's annual reports filed with the Securities and Exchange Commission.